                                                                   EXHIBIT 10.18

                           SUBLEASE OF CALL CENTER AND
                             OFFICE LEASE AGREEMENT

                                     BETWEEN

                       ROBERT F. ANDERSON, AS TRUSTEE FOR
                        THE INSURALL CASUALTY GROUP, INC.

                                    LANDLORD

                                       AND

                  SAFE AUTO INSURANCE COMPANY OR ITS AFFILIATES

                                     TENANT

                                      INDEX

                                                                                                                    PAGE
ARTICLE I - FUNDAMENTAL LEASE TERMS; EXHIBITS....................................................................     1
         Section 1.01      Fundamental Lease Terms...............................................................     1
         Section 1.02      Definitions...........................................................................     2

ARTICLE II - PREMISES............................................................................................     2
         Section 2.01      Premises..............................................................................     2

ARTICLE III - TERM AND POSSESSION................................................................................     2
         Section 3.01      Term..................................................................................     2
         Section 3.02      Commencement Date.....................................................................     3

ARTICLE IV - RENT................................................................................................     3
         Section 4.01      Monthly Fixed Rent....................................................................     3
         Section 4.02      Additional Rent.......................................................................     3
         Section 4.03      Delay or Default in Payment of Rent...................................................     3

ARTICLE V - CONSTRUCTION OF THE PROJECT AND IMPROVEMENTS.........................................................     3
         Section 5.01      Tenant's Work.........................................................................     3

ARTICLE VI - UTILITIES AND OTHER BUILDING SERVICES...............................................................     4
         Section 6.01      Basic Services........................................................................     4
         Section 6.02      Payment for Services..................................................................     4

ARTICLE VII - INSURANCE..........................................................................................     4
         Section 7.01      General Liability and Property Damage Insurance upon Premises.........................     4
         Section 7.02      Fire and Extended Coverage - Personalty...............................................     5
         Section 7.03      Failure to Secure or Maintain Insurance...............................................     5
         Section 7.04      Fire and Extended Coverage - Building.................................................     5
         Section 7.05      Waiver of Subrogation.................................................................     5

ARTICLE VIII - INDEMNIFICATION...................................................................................     6
         Section 8.01      Landlord's Indemnification............................................................     6
         Section 8.02      Tenant's Indemnification..............................................................     6

ARTICLE IX - TAXES...............................................................................................     6
         Section 9.01      Taxes and Obligations.................................................................     6

ARTICLE X - USE..................................................................................................     7
         Section 10.01     Use of Premises.......................................................................     7
         Section 10.02     Environmental Regulation..............................................................     7
         Section 10.03     Entry into and Inspection of Premises.................................................     7

ARTICLE XI - ALTERATIONS AND SIGNS...............................................................................     7
         Section 11.01     Installation by Tenant................................................................     8
         Section 11.02     Removal by Tenant.....................................................................     8
         Section 11.03     Signs.................................................................................     8
         Section 11.04     Mechanics' and Other Liens............................................................     8

ARTICLE XII - MAINTENANCE AND REPAIR.............................................................................     9
         Section 12.01     Tenant's Obligation for Maintenance and Repair........................................     9
         Section 12.02     Negligence of Tenant..................................................................     9
         Section 12.03     Landlord's Obligation for Maintenance and Repair......................................     9

ARTICLE XIII - ASSIGNMENT AND SUBLETTING.........................................................................     9
         Section 13.01     Consent Required......................................................................    10

ARTICLE XIV - WASTE..............................................................................................    10
         Section 14.01     Waste or Nuisance.....................................................................    10

ARTICLE XV - DESTRUCTION OR DAMAGE...............................................................................    10
         Section 15.02     Destruction or Damage.................................................................    10
         Section 15.02     Restoration...........................................................................    10

ARTICLE XVI - EMINENT DOMAIN.....................................................................................    11
         Section 16.02     Compensation for Taking...............................................................    11

ARTICLE XVII - DEFAULT BY TENANT AND LANDLORD....................................................................    12
         Section 17.01     Events of Tenant Default..............................................................    12
         Section 17.02     Remedies of Landlord..................................................................    13
         Section 17.03     Right to Relet........................................................................    13
         Section 17.04     Events of Landlord Default............................................................    14

ARTICLE XVIII - TENANT'S PROPERTY................................................................................    14
         Section 18.01     Taxes on Tenant's Property............................................................    14
         Section 18.02     Notice by Tenant......................................................................    15

ARTICLE XIX - HOLDING OVER.......................................................................................    15
         Section 19.01     Holding Over..........................................................................    15
         Section 19.02     Successors............................................................................    15

ARTICLE XX - QUIET ENJOYMENT.....................................................................................    15
         Section 20.01     Landlord's Covenants..................................................................    15

ARTICLE XXI - MISCELLANEOUS......................................................................................    15
         Section 21.01     Waiver................................................................................    15
         Section 21.02     Entire Agreement......................................................................    16
         Section 21.03     Counterparts..........................................................................    16
         Section 21.04     Interpretation and Use of Pronouns....................................................    16
         Section 21.05     Delays................................................................................    16
         Section 21.06     Notices...............................................................................    16
         Section 21.07     Headings..............................................................................    17
         Section 21.08     Recording.............................................................................    17
         Section 21.09     Approval and Authorization............................................................    17
         Section 21.10     Successors and Assigns................................................................    17
         Section 21.11     Time..................................................................................    17
         Section 21.12     Relationship of the Parties...........................................................    17
         Section 21.13     Effectiveness of this Lease...........................................................    18
         Section 21.14     Accord and Satisfaction...............................................................    18
         Section 21.15     Laws of the State of South Carolina...................................................    18
         Section 21.16     Option to Purchase the Premises.......................................................    18
         Section 21.17     Right of First Refusal................................................................    18
         Section 21.18     Validity of Insurall Lease............................................................    19
         Section 21.19     Necessary Approvals...................................................................    19

Exhibit A                           Legal Description of Land

Exhibit 21.16                       Asset Purchase Agreement

                                 LEASE AGREEMENT

                  This Lease Agreement ("Lease") made to be effective as of this ________ day of October, 2003, between Robert F. Anderson, as Trustee for Insurall Casualty Group, Inc., having its principal place of business at 208 Candi Lane, Suite B, Columbia, South Carolina 29210, Attention: Robert F. Anderson ("Landlord"), and Safe Auto Insurance Company or its affiliates, an Ohio corporation having its principal place of business at 3883 East Broad Street, Columbus, Ohio 43213-1129 ("Tenant").

                  Williamsburg County, South Carolina ("County"), as Lessor, entered into a Lease with Insurall Casualty Group, Inc. ("Insurall"), as Lessee, dated December 20, 2001 (the "Insurall Lease"). Insurall has now been placed in bankruptcy and Mr. Anderson is Trustee of the Insurall bankruptcy.

                                   WITNESSETH:

                                    ARTICLE I

                        FUNDAMENTAL LEASE TERMS; EXHIBITS

                  1.01 Fundamental Lease Terms. The following definitions constitute certain terms of this Lease (the "Fundamental Lease Terms") which are set forth in this Section 1.01 for ease of reference. Each subsequent reference in this Lease to any of the Fundamental Lease Terms shall incorporate such definitions as if the same were fully and completely stated therein. As used in this Lease, Fundamental Lease Terms shall have the following meanings, respectively:

                           (a)      Date of Lease: October 22, 2003.

                           (b) Property: The leasehold interest owned by Landlord in the Insurall Lease for the Property described on Exhibit A.

                           (c) Building: The office building located on the Property together with related improvements.

                           (d) Project: The Land and the Building and other improvements upon the Property.

                           (e)      Landlord's Notice Address: Robert F.
                                                               Anderson, Trustee
                                                               208 Candi Lane,
                                                               Suite B
                                                               Columbia, SC
                                                               9210

                           (f)      Tenant's Notice Address: 3883 East Broad
                                                             Street
                                                             Columbus, Ohio
                                                             43213-1129

                                                   Attn: Gregory Sutton

                           (g)      Premises: Total Rentable Area of
                                    approximately 21,000 rentable square feet, the entire building.

                           (h) Permitted Use: Call center, office and related uses.

                           (i) Term: Commencing on the Commencement Date and expiring May 30, 2004, unless earlier terminated as set forth herein.

                           (j) Monthly Fixed Rent: Upon Bankruptcy Court approval no later than October 22, 2003, and only while the Tenant is not operating the Premises as a call center, $3,333.34 per month shall be paid to Landlord which will not be applied to the purchase price. When Tenant operates the Premises as a call center, but in any event no later than December 1, 2003, Tenant shall pay Landlord $6,666.67 per month for the Property, Building and the personal property of which $3,333.34 per month paid shall be applied to the purchase of the Premises if Tenant buys them.

                  1.02 Definitions. Capitalized terms other than Fundamental Lease Terms shall have the respective meanings, when used in this Lease, given to such terms in the definition thereof contained herein.

                                   ARTICLE II

                                    PREMISES

                  2.01 Premises. In consideration of the Rent to be paid and the covenants to be performed by Tenant, Landlord hereby demises and leases to Tenant, and Tenant hereby rents and leases from Landlord the Property, the Building and all personal property in the Building (the "Premises"). The Building contains approximately 21,000 square feet.

                                   ARTICLE III

                               TERM AND POSSESSION

                  3.01 Term. The term of this Lease shall be for a period commencing on the Commencement Date as defined in Section 3.02 hereof and terminating as provided in Section 1.01(i) hereof. The term shall continue on a month to month basis thereafter unless terminated by Tenant providing 30 days written notice.

                  3.02 Commencement Date. As used in this Lease Agreement, the term "Commencement Date" shall mean October 22, 2003.

                                   ARTICLE IV

                                      RENT

                  4.01 Monthly Fixed Rent. The monthly fixed rental (the "Monthly Fixed Rent") during the term of this Lease is set forth in Section 1.01(j) hereof, and shall be payable by Tenant in equal, consecutive, monthly installments, on or before the first (1st) day of each month, in advance, to Landlord at Landlord's notice address, or such other place as Landlord may from time to time designate, without any prior demand therefor. In the event that the Commencement Date of the term of the Lease shall occur on a day other than the first (1st) day of a calendar month, the first rental payment of the Monthly Fixed Rent prorated (1/30th of the monthly installment for each day) for said partial calendar month shall be due and payable on the Commencement Date.

                  4.02 Additional Rent. Any and all sums of money or charges required to be paid by Tenant hereunder shall be considered to be additional rent under this Lease and shall be paid promptly when the same are due. Tenant's failure to pay any such sums of money or charges when due shall carry with it the same consequences as the failure to pay Monthly Fixed Rent. All such sums of money or charges shall be payable to Landlord at the place where Monthly Fixed Rent is payable.

                  4.03 Delay or Default in Payment of Rent. In the event that Tenant shall fail to pay any installment of Monthly Fixed Rent or shall fail to pay any other payment or charges from Tenant to Landlord hereunder within five days after the date when due, such past due rentals or other charges shall bear interest at the prime rate published by the Wall Street Journal as of the due date (in either instance, the "Default Rate") from the due date thereof until paid by Tenant. In like manner, all other obligations, benefits and moneys which may be due to Landlord from Tenant under the terms hereof, or which are paid by Landlord because of Tenant's default hereunder, shall bear interest at the Default Rate from the due date until paid or, in the case of sums paid by Landlord because of Tenant's default hereunder, from the date such payments are made by Landlord until the date Landlord is reimbursed by Tenant.

                                    ARTICLE V

                  CONSTRUCTION OF THE PROJECT AND IMPROVEMENTS

                  5.01 Tenant's Work. Tenant plans to modify the computer system to allow it to be used by Tenant and add a fire suppressant system to the computer room. The Tenant will also remove the current phone system from the Premises and install its own phone system. If the Tenant does not purchase the Premises, it will return the computer system to its prior configuration. If requested by Landlord, Tenant will also remove its telephone system and reinstall the previous telephone system and remove the fire suppressant system. Tenant will also paint some of the interior of the Building.

                                   ARTICLE VI

                      UTILITIES AND OTHER BUILDING SERVICES

                  6.01 Basic Services. Landlord shall furnish, and Tenant should be responsible for and shall pay for the following utilities and building services, to the extent reasonably necessary for Tenant's comfortable occupancy and use of the Premises for a call center, general office and related purposes:
(a) heat, ventilation and air-conditioning; (b) electric current for lights and office machines; (c) water for lavatory and drinking purposes; (d) cleaning and janitorial service; (e) replacement of components for lights to the extent necessary as a result of normal usage; (f) maintenance and repairs to the extent specified in Article XV of this Lease; and (g) a generator to provide utilities during a utility failure.

                  6.02 Payment for Services. Tenant shall be responsible for all charges for other utilities and other services ordered by it.

                                   ARTICLE VII

                                    INSURANCE

                  7.01 General Liability and Property Damage Insurance upon Premises. Tenant agrees that, at its own cost and expense, it shall procure and continue in force, in the names of Landlord and Tenant, general liability insurance against any and all claims for injuries to persons or damage to property occurring in, about or upon the Premises, and including all damage to signs, fixtures or other appurtenances, now or hereafter erected upon the Premises, during the term of this Lease. Such insurance shall at all times be in an amount not less than One Million Dollars ($1,000,000) on account of bodily injury to or death of one (1) person, and Two Million Dollars ($2,000,000) on account of bodily injuries or death of more than one person as a result of any one accident or disaster, and Five Hundred Thousand Dollars ($500,000) for property damage in any one accident, and shall have a deductible or self-insured retention on any such policy of not greater than Five Thousand Dollars ($5,000). Such insurance shall be written by a company or companies authorized to engage in the business of general liability insurance in the State of South Carolina with an A.M. Bests rating of "A" and an A.M. Bests Class rating of XIV or be otherwise approved in writing by Landlord. A certificate reflecting the continuing coverage of all such policies procured by Tenant in compliance herewith shall be delivered to Landlord at least thirty (30) days prior to the time such insurance is required to be carried by Tenant, and thereafter at least thirty (30) days prior to the expiration of any such policies. Such insurance shall name Landlord as an additional insured. Such policy shall bear an endorsement stating that the insurer agrees to notify Landlord not less than thirty (30) days in advance of the modification or cancellation of any such policy.

                  7.02 Fire and Extended Coverage - Personalty. Tenant agrees to maintain in full force throughout the term of this Lease policies of fire insurance, including extended coverage, on all furniture, fixtures, equipment and other items of personal property of Tenant located in the Premises. Such insurance shall be in amounts at a minimum equal to the replacement value of such furniture, fixtures, equipment and other property and shall have a deductible or self-insured retention on any such policy of not greater than Five Thousand Dollars ($5,000). A certificate thereof reflecting continuing coverage shall be delivered to Landlord at least thirty (30) days prior to the time such insurance is required to be carried by Tenant, and thereafter at least thirty
(30) days prior to the expiration of any such policies. Such insurance shall be written by a company or companies authorized to engage in the business of fire and extended coverage insurance in the State of South Carolina with an A.M. Bests rating of "A" and an A.M. Bests Class rating of XIV or be otherwise approved in writing by Landlord. Such policy shall bear an endorsement stating that the insurer agrees to notify Landlord not less than thirty (30) days in advance of the modification or cancellation of any such policy.

                  7.03 Failure to Secure or Maintain Insurance. If Tenant at any time during the term of this Lease should fail to secure or maintain the insurance required in Sections 7.01 and 7.02 hereof, Landlord shall be permitted, but not required, to obtain such insurance in Tenant's name or as the agent of Tenant. Any amounts paid by Landlord for such insurance shall become immediately due and payable as additional rent by Tenant to Landlord, together with interest thereon at the Default Rate from the date of payment by Landlord until reimbursement is made by Tenant. Any such payment by Landlord shall not be deemed to be a waiver of any other rights which Landlord may have under the provisions of this Lease or as provided by law.

                  7.04 Fire and Extended Coverage - Building. Landlord shall procure and maintain during the term of this Lease, fire, wind, storm and extended coverage insurance on the Premises, which insurance shall be in amount equal to the replacement cost of the Building and personal property. Such insurance shall be written by a company or companies authorized to engage in the business of casualty insurance in the State of South Carolina.

                  7.05 Waiver of Subrogation. Landlord and Tenant agree that all policies of insurance to be kept and maintained in force by the respective parties hereto shall, unless prohibited by applicable law or regulation, contain provisions in which the rights of subrogation against Landlord and Tenant are waived by the insurance company or carriers insuring the premises or property in question to the extent of insurance proceeds made available. Landlord expressly waives any right of recovery against Tenant for damage to or loss of the Project or the Premises or improvements thereon, which loss or damage may arise by fire or any other peril covered by any policy of insurance maintained pursuant to this Lease which contains or is required to contain waiver of subrogation rights against Tenant pursuant to this Section 7.05 to the extent that the Landlord is covered or compensated therefor by insurance and shall make no claim for recovery against Tenant therefor. Tenant expressly waives any right of recovery against Landlord for damage to or loss of the Premises, and fixtures, improvements or other property located therein, which damage or loss may arise by fire or any other peril covered by any policy of insurance required to be maintained pursuant to this Lease which contains or is required to contain a waiver of subrogation rights against Landlord as set forth in this Section 7.05 to the extent that Tenant is covered or compensated therefor by insurance, and shall make no claim for recovery against Landlord therefor.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  8.01 Landlord's Indemnification. Landlord agrees to indemnify, defend and save harmless Tenant and Tenant's agents, invitees, employees and other representatives, from and against all claims, liabilities, losses, damages and expenses for injury to or death of any person or loss of or damage to property in or upon the Premises arising from the acts of Landlord, its employees, agents, invitees, licensees and customers and including person and property of Landlord, its employees, agents, invitees, licensees and customers. It being understood and agreed that all property of Landlord kept, stored or maintained in or upon the Premises shall be at the risk of Landlord. The foregoing indemnity shall be in addition to Landlord's obligation to supply insurance as required by Article VII hereof and not in discharge of or substitution for same.

                  8.02 Tenant's Indemnification. Tenant agrees to indemnify, defend and save harmless Landlord and Landlord's agents, invitees, other representatives and employees, from and against all claims, liabilities, losses, damages and expenses for injury to or death of any person or loss of or damage to property in or upon the Premises, arising from the acts of Tenant, its employees, agents, invitees, licensees and customer and including the person and property of Tenant, its employees, agents, invitees, licensees and customers. It being understood and agreed that all property of Tenant kept, stored or maintained in or upon the Premises shall be at the risk of Tenant. The foregoing indemnity shall be in addition to Tenant's obligation to supply insurance as required by Article VII hereof and not in discharge of or substitution for same.

                                   ARTICLE IX

                                      TAXES

                  9.01 Taxes and Obligations. Landlord shall pay all taxes, assessments (whether general or special) and any other obligations which are or may become a lien on or levied against the Premises, including but not limited to, the land, Building and the improvements thereof and the personal property owned by Landlord, as they may become due and payable during the term of this Lease. Tenant shall pay all taxes assessed against personal property owned by it and located on the Premises.

                                    ARTICLE X

                                       USE

                  10.01 Use of Premises. The Premises shall be occupied and used by Tenant for a call center, general office and related purposes and for no other purpose without the prior written consent of Landlord. Tenant shall comply with all laws and regulations pertaining to the conduct of such business (including, but not limited to, zoning laws and ordinances) and shall obtain and maintain at all times during the term of this Lease, and any extension thereof, all licenses, consents or permits required by any governmental or regulatory agency having jurisdiction, and shall hold Landlord harmless from any liability, loss, cost (including reasonable attorneys' fees) or damage which in any respect arises out of the use of the Premises by the Tenant except for actual damages which are the result of the negligence or misconduct of Landlord. Tenant shall use the Premises in a safe and careful manner so as to preclude or minimize the likelihood of the occurrence of accidents and injuries to person or property. In addition, Tenant shall not use or permit to be used in or on the Premises any hazardous equipment, substance or other material or allow any condition to exist which might cause injury to person or property or increase the danger of fire or other casualty; shall not permit any objectionable or offensive noise or odors to be emitted from the Premises; and shall not do, or permit to be done, anything which might otherwise constitute a nuisance. Tenant shall maintain the Premises in good condition and repair at all times, ordinary wear and tear excepted.

                  10.02 Environmental Regulation. Tenant acknowledges that there are in effect federal, state and local laws and regulations, and that additional and other laws and regulations may hereinafter be enacted to go into effect relating to or affecting the Premises, and concerning the impact on the environment of construction, land use, maintenance and operation of structures, and the conduct of business. Tenant will not cause or permit to be caused, any act or practice that would adversely affect the environment, or do anything or permit anything to be done that would violate any of said laws or regulations, and, if it does, it will indemnify Landlord for such actions.

                  10.03 Entry into and Inspection of Premises. Landlord, its employees and agents shall have the right to enter onto the Premises or any part thereof, at any reasonable time during normal business hours upon reasonable notice to Tenant, for the purposes of examining or inspecting the same, and making such repairs, alterations or other improvements to the Premises as Landlord may consider to be necessary, appropriate or desirable, or to remedy any default of Tenant or to exercise any other right or remedy specified herein.

                                   ARTICLE XI

                              ALTERATIONS AND SIGNS

                  11.01 Installation by Tenant. Tenant shall not make or cause or permit to be made any alterations, additions, or improvements to the Premises, or install or cause to be installed any trade fixtures, floor coverings, interior or exterior lighting, plumbing fixtures, shades, canopies or awnings or make any changes to the mechanical, electrical or sprinkler system without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall present to Landlord plans and specifications for any such proposed work at the time the request for approval is made. If Landlord consents to the making of any such alterations or other improvements, Landlord may (i) make the same for the account and benefit of Tenant at Tenant's expense, or (ii) permit Tenant to make the same.

                  11.02 Removal by Tenant. All alterations, installations, additions and improvements in or to the Premises, whether installed by Landlord or Tenant, shall be deemed to have attached to the Premises and to have become the property of Landlord upon such attachment, and upon expiration of this Lease or any renewal term thereof, Tenant shall not remove any of such alterations, installations, additions and improvements, except trade fixtures installed by Tenant which may be removed if all rents due hereunder shall have been paid in full and Tenant is not otherwise in default hereunder. Tenant shall be liable to Landlord for any damage to the Premises resulting from any removal of such property.

                  11.03 Signs. Tenant may inscribe, place, affix or display any signs, advertisements or notices on the Building or on the exterior of the Premises subject to the consent of Landlord which shall not be unreasonably withheld. Landlord agrees to allow Tenant to use the lease for the sign on Route 276, Hemingway, South Carolina and to place a sign allowed by the lease.

                  11.04 Mechanics' and Other Liens. If, because of any work done in or on or any materials furnished to the Premises at the instance of Tenant, or because of any other act or failure to act on the part of Tenant or any person for whom Tenant is legally responsible, any mechanic's lien or any judgment, tax or other lien shall be filed for record against the Premises, then regardless of whether such lien is valid or enforceable as such, Tenant shall, at its own expense, cause such lien to be discharged within thirty (30) days after written notice from Landlord, by bonding proceedings or otherwise. In addition, Tenant shall indemnify and hold harmless Landlord from any claim, damage, loss, liability, settlement, judgment or other cost and expense, including attorneys' fees, resulting from or by reason of any such lien. If Tenant shall fail to take such actions as shall cause such lien to be discharged within said thirty (30) day period, Landlord may, at its option, pay the amount of such lien or may discharge the same by bonding proceedings and, in the event of such bonding proceedings, Landlord may require the lienor to prosecute the appropriate action to enforce the lienor's claim. Any such amount paid or expense incurred by Landlord, or any expense incurred or sum of money paid by Landlord by reason of the failure of Tenant to comply with the foregoing provisions of this paragraph, or in defending any such action, shall become immediately due and payable as additional rent by Tenant to Landlord, together with interest at the Default Rate thereon from the date of payment by Landlord until paid by Tenant. Any such payment or discharge by Landlord shall not be deemed to be a waiver of any other rights which Landlord may have under the provisions of this Lease or as provided by law.

                                   ARTICLE XII

                             MAINTENANCE AND REPAIR

                  12.01 Tenant's Obligation for Maintenance and Repair. Tenant shall keep and maintain in good order, condition and repair, the Premises. Said repairs shall include, without limitation, ordinary repairs to keep the Premises and all fixtures and equipment contained in the Premises in good order and repair. Tenant shall keep and maintain the Premises in a clean, sanitary and safe condition in accordance with the laws of the State of South Carolina, and in accordance with all directions, rules and regulations of any health officer, fire marshal, building inspector, or other proper officials of any governmental agency having jurisdiction, at the sole cost and expense of Tenant, and Tenant shall comply with all requirements of law, ordinance or otherwise affecting the Premises. If Tenant refuses or neglects to commence and complete repairs promptly and adequately, Landlord shall have the right (but not the obligation) to cause repairs to be made and Tenant shall reimburse Landlord for all such sums expended by Landlord. Any amounts paid by Landlord hereunder shall be considered to be additional rent and shall accrue interest at the Default Rate from the date paid by Landlord until the date such amounts are reimbursed to Landlord by Tenant. The payment of any amounts by Landlord hereunder shall not be deemed to be a waiver of any other rights which Landlord may have under the provisions of this Lease or as provided by law. At the time of the expiration of this Lease and any extension thereof, Tenant shall surrender the Premises in good condition, reasonable wear and tear excepted.

                  12.02 Negligence of Tenant. Tenant shall make any repairs to the Premises necessitated by reason of the negligence, fault or default of Tenant, or Tenant's agents, employees, contractors or invitees.

                  12.03 Landlord's Obligation for Maintenance and Repair. Landlord shall maintain in good order and condition the Building and structural parts thereof (such as roof, floors, ceilings, exterior and interior walls, and any plate glass windows which are a part thereof, basement, foundation and electrical, plumbing, heating, ventilation and air conditioning equipment and systems serving the Premises; provided, however, that those repairs made necessary by reason of the negligence or intentional acts of Tenant or any person for whom Tenant is legally responsible shall be borne and paid by Tenant in the same manner as that provided in Section 12.01 hereof.

                                  ARTICLE XIII

                            ASSIGNMENT AND SUBLETTING

                  13.01 Consent Required. Tenant shall not, without Landlord's prior written consent:

                           (a) assign, hypothecate, mortgage, encumber or convey this Lease or all or any part of Tenant's interest in the Premises or this Lease, except to an affiliate;

                           (b) allow any transfer thereof or any lien upon Tenant's interest by operation of law;

                           (c)      sublet the Premises or any part thereof; or

                           (d) permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or an affiliate.

                                   ARTICLE XIV

                                      WASTE

                  14.01 Waste or Nuisance. Tenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance.

                                   ARTICLE XV

                              DESTRUCTION OR DAMAGE

                  15.01 Destruction or Damage. If the Premises shall be destroyed or damaged by fire or other casualty and thus rendered untenantable, then either party may, within 30 days after the date of such casualty, terminate this Lease by giving to the other party written notice of such termination. If neither party shall so terminate this Lease, then Landlord shall restore the Premises, and this Lease shall continue in full force and effect for the remainder of the Term, as provided in Section 15.02.

                  15.02 Restoration. If the Premises shall have been destroyed or damaged by fire or other casualty, but this Lease shall not have been terminated as provided in Section 15.01, then Landlord shall, at its expense, repair, reconstruct and otherwise restore the damaged part of the Premises to substantially the same condition as the Premises existed prior to such casualty. In the event of such restoration, this Lease shall continue in full force and effect for the remainder of the Term.

                  Landlord shall use reasonable efforts to complete or cause the completion of the restoration of the damaged part of the Premises within a reasonable time, subject to any delays attributable to Tenant or to events and causes beyond Landlord's reasonable control.

                    During the period of restoration provided for in this
Section 15.02, if the Premises are destroyed or damaged, or are untenable, then no Monthly Fixed Rent shall be due and payable from the date of the casualty until the restoration has been completed.

                                   ARTICLE XVI

                                 EMINENT DOMAIN

                  16.01 Taking of Premises. In the event that the whole of the Premises or any significant part is taken under the power of eminent domain by any public authority or shall be conveyed to such governmental authority in lieu of such taking, then this Lease shall terminate and expire as of the date possession is taken by the public authority and Tenant shall pay rents up to the date of such taking with an appropriate refund by Landlord of such amounts thereof as shall have been paid in advance for a period subsequent to the date of the taking. As used herein the term "any significant part of the Premises" shall mean such portion of the Building that in Tenant's opinion the Building cannot be used as a call center. If less than the whole of the

Premises and less than a significant part of the Building shall be so taken, then Tenant may, at its option and upon notice to Landlord delivered on or before the day of surrendering possession to the public authority, terminate this Lease effective the date possession shall be so taken by such public authority, and Tenant shall pay rents up to the date of such taking with an appropriate refund by Landlord of such amounts thereof as may have been paid in advance for a period subsequent to the date of the taking. In the event that Tenant does not so terminate this Lease, all of the terms herein provided shall continue in effect and Landlord shall make all necessary repairs or alterations to the Premises so as to constitute the remaining portion of the Premises a complete architectural unit.

                  16.02 Compensation for Taking. In the event the Premises, or any part thereof, shall be taken or condemned either permanently or temporarily for any public or quasi-public use or purpose by competent authority in appropriation proceedings or by any right of eminent domain, the entire compensation award therefor, including, but not limited to, all damages as compensation for diminution in value of the leasehold, reversion or fee, shall belong to Landlord without any deductions therefrom for any present or future estate of Tenant, and Tenant hereby assigns Landlord all its rights, title and interest to any such award. Although all damages in the event of any condemnation are to belong to Landlord, whether such damages are awarded as compensation for diminution in value of the leasehold, reversion or fee of the Premises, Tenant shall, in the event this Lease is terminated by reason thereof, have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss which Tenant might incur in removing Tenant's furniture, fixtures, leasehold improvements and equipment.

                                  ARTICLE XVII

                         DEFAULT BY TENANT AND LANDLORD

                  17.01 Events of Tenant Default. It is expressly agreed that each of the following shall constitute an event of default of Tenant hereunder:

                           (a) The failure, neglect or refusal of Tenant to pay any installment of Monthly Fixed Rental or additional rent at the time and in the amount as herein provided, or to pay any other monies agreed by it to be paid promptly when and as the same shall become due and payable under the terms hereof, and if any such failure, neglect or refusal to pay shall continue for a period of more than seven (7) days after written notice from Landlord to Tenant.

                           (b) (i) Tenant shall admit in writing its inability to pay generally its debts as they become due; (ii) Tenant shall make an assignment for the benefit of creditors;
                                    (iii) Tenant's property in or on the
                                    Premises or Tenant's interest in this Lease shall be levied upon under any attachment or execution; (iv) a receiver, trustee, liquidator or conservator shall be appointed for Tenant or to take possession of all or substantially all of Tenant's property in or on the Premises or of Tenant's interest in this Lease; or (v) a petition for insolvency, dissolution, liquidation or reorganization or arrangement, or an order for relief in which Tenant is named a debtor, shall be filed by, against or with respect to Tenant pursuant to any federal or state statute; and, with respect to any such appointment as provided in clause (iv) or any such petition or order for relief filed against or with respect to Tenant as provided in clause (v), Tenant shall fail to secure a stay or discharge thereof within 90 days after the appointment or the filing of the petition or the entry or the order for relief.

                           (c) The failure, neglect or refusal of Tenant to keep and perform any of the covenants, conditions or stipulations herein contained and covenanted and agreed to be kept and performed by it (other than agreements concerning amounts to be paid by Tenant which are provided for in clause (a) above), and such failure, neglect or refusal shall continue for a period of more than thirty
                                    (30) days after notice thereof in writing is given by Landlord to Tenant; provided, however, that if the cause for giving such notice involves the making of repairs or other matters reasonably requiring a longer period of time than such thirty (30) day period, Tenant shall be deemed to have complied with such notice within said period of time if Tenant is diligently prosecuting compliance with said notice or has taken the proper steps or proceedings under the circumstances to prevent the seizure, destruction, alteration or other interference with the Premises by reason of non-compliance with the requirements of any law or ordinance or with the rules, regulations or directions of any governmental authority, as the case may be.

                           (d) Tenant shall fail to take occupancy of the Premises or shall vacate, abandon or fail to occupy the Premises for a period of thirty
                                    (30) days.

                           (e) The making of any assignment by Tenant of the Premises, or part thereof, for the benefit of creditors, or should the Premises be taken under any levy of execution or attachment in execution against Tenant, and such levy, attachment or assignment is not dismissed and discharged within thirty (30) days after written notice thereof given by Landlord to Tenant.

                  17.02 Remedies of Landlord. Upon the occurrence of any event of default as set forth in Section 17.01 hereof, then Landlord, in addition to other rights or remedies that Landlord may have as provided by law, shall have: (a) the right to remedy Tenant's default itself; and if Landlord shall do so in whole or in part, Tenant shall reimburse Landlord for all costs and expenses paid or incurred by Landlord in connection therewith, together with interest thereon at the Default Rate; and/or (b) the right to sue Tenant for specific performance of any of the obligations undertaken by it in this Lease or any injunctive or other equitable relief, or for the recovery of possession of the Premises or any damage or loss which shall have been or shall in the future be sustained by Landlord as a result of Tenant's default; and/or (c) the right to declare this Lease terminated and the term ended, and/or (d) the right to enter the Premises and the right to remove all partitions and properties from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost and expense of Tenant without prior notice to Tenant or to resort to legal process and without being deemed guilty of trespass or becoming liable for loss or damage which may be occasioned thereby.

                  17.03 Right to Relet. Should Landlord elect to enter the Premises, as provided in Section 17.02 hereof, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease, or it may, from time to time, without terminating this Lease make such alterations and repairs as may be necessary in order to relet the Premises, and to relet the Premises, or any part thereof, for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable. Upon each such reletting, all rentals and other sums received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including reasonable brokerage fees and attorneys' fees and of costs of such alterations and repairs; third, to the payment of rent and other charges due and unpaid hereunder; and fourth, the remainder, if any, shall be held by Landlord and applied in payment of future fixed and additional rent as the same may become due and payable hereunder. If such rentals and other sums received from such reletting during any month is less than that to be paid during the month by Tenant hereunder, Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention shall be given by Landlord to Tenant or unless the termination hereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies that Landlord may possess pursuant to the terms of this Lease or as provided by law, Landlord may recover from Tenant all damages it may incur by reason of such breach.

                  17.04 Events of Landlord Default. The failure, neglect or refusal of Landlord to keep and perform any of the covenants, conditions or stipulations herein contained and covenant and agree to be kept and performed by it, and such failure, neglect or refusal shall continue for a period of more than thirty (30) days after notice thereof in writing is given by Tenant to Landlord; provided, however, that if the cause for giving such notice involves the making of repairs or other matters recently requiring a longer period of time than such thirty (30) day period, Landlord shall be deemed to have complied with such notice within said period of time if Landlord is diligently prosecuting compliance with said notice or has taken the proper steps or proceedings under the circumstances to prevent the noncompliance with the requirements of the Lease or any law or ordinance, rules, regulations or directions of any governmental authority, as the case may be.

                  Upon the occurrence of any event of default as set forth in
Section 17.04 hereof, Tenant shall have all rights and remedies provided by law or equity.

                                  ARTICLE XVIII

                                TENANT'S PROPERTY

                  18.01 Taxes on Tenant's Property. Tenant shall be responsible for and shall pay before delinquency all municipal, county, state and federal taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the Premises by Tenant.

                  18.02 Notice by Tenant. Tenant shall give immediate notice to Landlord in case of fire or accidents on the Premises or of defects therein or of any fixtures or equipment.

                                   ARTICLE XIX

                                  HOLDING OVER

                  19.01 Holding Over. Any holding over after the expiration of this Lease or any extension thereof, without the consent of Landlord, shall be construed to be a tenancy from month-to-month at a monthly rent equal to the Monthly Rental Payment payable by Tenant at the expiration of this Lease, and shall otherwise be on the terms and conditions herein specified, so far as applicable. Notwithstanding the foregoing provision, no such holding-over by Tenant shall operate to renew or extend the Term of this Lease; and Tenant may terminate by giving Landlord 30 days' prior written notice.

                  19.02 Successors. All rights and liabilities herein given to or imposed upon the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors and assigns of said parties; and if there shall be more than one Tenant, they shall also be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided in Article XIII of this Lease.

                                   ARTICLE XX

                                 QUIET ENJOYMENT

                  20.01 Landlord's Covenants. Upon the payment by Tenant of the rents and other charges herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term of this Lease or any extension thereof without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject nevertheless, to the terms and conditions of this Lease.

                                   ARTICLE XXI

                                  MISCELLANEOUS

                  21.01 Waiver. The failure or delay by Landlord, at any time after a default has occurred, to exercise or enforce any of the rights, remedies and obligations provided for in this Lease shall not be deemed on construed to be a waiver of any such default or remedy or to affect the validity or enforceability of any part of this Lease or the right of Landlord or Tenant thereafter to exercise or enforce each and every such right, remedy and obligation. No waiver of any default under this Lease by Landlord or Tenant shall be deemed or construed to be a waiver of any other or subsequent default, and the consent or approval by Landlord or Tenant to or for any act by Tenant or Landlord requiring Landlord's or Tenant's consent or approval shall not be deemed to render unnecessary Landlord's or Tenant's consent or approval to or for any subsequent similar act by Tenant or Landlord. No breach of a covenant or condition of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver be in writing signed by Landlord or Tenant.

                  21.02 Entire Agreement. This Lease and any exhibit(s), addendum(s) or rider(s) attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by the parties hereto.

                  21.03 Counterparts. This Lease or any amendment hereto may be executed in several counterparts, and all so executed shall constitute one Lease, binding on both parties hereto, notwithstanding that both parties are not signatories to the original or the same counterpart.

                  21.04 Interpretation and Use of Pronouns. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto. It is expressly understood and agreed between the parties hereto that neither the method of computation of rent, nor any of the provisions contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant. Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

                  21.05 Delays. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period equivalent to the period of such delay. The provisions of this Section 21.05 shall not operate to excuse Tenant from prompt payment of rent or any other payments required by the terms of this Lease.

                  21.06 Notices. Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be hand delivered or sent by United States certified mail, return receipt requested, postage prepaid, and shall be addressed to Landlord and to Tenant at the addresses designated in Subsections 1.01(e) and (f), or such other addresses as Landlord or Tenant shall designate by written notice to the other party. Notice shall be effective when received if hand delivered or when the return receipt is signed or refused if sent by registered or certified mail.

                  21.07 Headings. The captions, section numbers and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease, nor in any way affect this Lease.

                  21.08 Recording. Tenant shall not record this Lease; provided, however, upon the request of either party hereto, the other party shall join in the execution of a memorandum or so-called "short form" of this Lease for the purposes of recordation. Said memorandum or "short form" of this Lease shall contain the names of Landlord and Tenant and their addresses as set forth in this Lease, a reference to this Lease with its date of execution, a description of the Premises, including a reference by volume and page to the record of the deed under which Landlord claims title, and the term of this Lease, together with any rights of renewal or extension thereof, and the date of commencement of the term of this Lease.

                  21.09 Approval and Authorization. Each of the persons executing this Lease on behalf of Tenant do hereby covenant, represent and warrant that Tenant is a duly formed and existing entity, that Tenant has and is qualified to do business in the State of South Carolina, that Tenant has full right and authority to enter into this Lease, that each of the persons executing this Lease on behalf of Tenant is an officer of Tenant, and that each of said persons is duly authorized to execute and deliver this Lease to Landlord pursuant to a duly adopted resolution of Tenant. Tenant shall deliver to Landlord, upon Tenant's execution of this Lease, a copy of such resolution certified by the Secretary of Tenant.

                  21.10 Successors and Assigns. This Lease shall inure to the benefit of and be binding upon the parties and their respective heirs, personal representatives, successors and permitted assigns; but no assignment of this Lease or subletting of the Premises or other transfer of Tenant's interest in this Lease shall be permitted except as otherwise expressly provided in Article XIII.

                  21.11 Time. Unless otherwise specified, time is of the essence of each and every provision of this Lease.

                  21.12 Relationship of the Parties. The relationship between the parties shall be that of Landlord and Tenant, and Landlord shall not, by virtue of the execution of this Lease or the leasing of the Premises to Tenant, became or be deemed to be a partner of or a joint venturer with Tenant in the conduct of Tenant's business on the Premises or otherwise.

                  21.13 Effectiveness of this Lease. This instrument shall be effective as a lease only after one or more copies of it have been executed and delivered by each party to the other party; and prior to such execution and delivery by both parties, the delivery of copies of it to Tenant for Tenant's examination and execution shall not be deemed or construed to constitute a reservation, right, option or agreement to make a lease by either party. After such execution and delivery by both parties, this Lease shall be effective as of the date first written above, regardless of the date of execution or delivery by either party.

                  21.14 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated to be paid by Tenant to Landlord or any endorsement or statement on any check or any letter accompanying any check or payment as rent shall be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

                  21.15 Laws of the State of South Carolina. This Lease shall be governed by, and construed in accordance with, the laws of the State of South Carolina. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                  21.16 Option to Purchase the Premises. During the term of this Lease, the Tenant shall have the option to purchase the Premises or an assignment of the Lease between the Landlord and Williamsburg County, South Carolina in accordance with the terms and conditions of the Asset Purchase Agreement attached hereto and marked Exhibit 2.16.

                  21.17 Right of First Refusal. In the event that the Landlord has a bonafide intention to sell, assign or otherwise transfer its interest in the Premises, including the Lease with Williamsburg County, South Carolina to a prospective purchaser, assignee, transferee or other recipient (a "Prospective Transferee"), the Landlord shall give written notice of such intention to the Tenant and such notice shall offer (the "Offer") to sell such interest (the "Available Interest") to the Tenant. The notice of offer shall be in affidavit form and shall set forth the name and address of the Prospective Transferee, the terms and conditions of the offer, which offer shall include an earnest money deposit of at least five percent (5%) of the purchase price. The Tenant shall have an irrevocable prior right and option (the "First Right of Refusal") to purchase all of the interest in the Premises on the terms and conditions set forth in the Offer.

                  The Tenant may exercise its Right of First Refusal by giving written notice of such exercise to the Landlord on or before the 30th day after receipt of the Offer. If the Tenant does not exercise its Right of First Refusal, the Landlord shall have the right to sell the Premises to the Prospective Transferee for a period of sixty (60) days after the failure to exercise by the Tenant on the same terms and conditions as set forth in the Offer.

                  If Tenant exercises its Right of First Refusal, the closing shall take place within thirty (30) days of the exercise of the Right of First Refusal. At such closing, Landlord shall deliver a deed, assignment or other instrument required to transfer the Premises to the Tenant, free and clear of any lien or encumbrance of any kind and approved by the Bankruptcy Court and the Tenant shall pay the purchase price in accordance with the terms of the Offer.

                  21.18 Validity of Insurall Lease. The Landlord represents and warrants that it has obtained the interest of Insurall Casualty Group, Inc. ("Insurall") in the lease agreement by and between Insurall and Williamsburg County, South Carolina (the "County"), dated as of December 20, 2001. The Landlord represents and warrants that (i) the lease continues in full force and effect; and (ii) Landlord has the right to sublease the Premises to the Tenant.

                  21.19 Necessary Approvals . This Sublease Agreement is subject to the approval of the Bankruptcy Court, Business Carolina and the County.

                  IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed by their duly authorized representatives as of the day, month and year first-above written.

Witnesses:                                   LANDLORD:

                                             /s/ Robert F. Anderson
                                             -----------------------------------

/s/ Kelley Goodrich                          By ________________________________
----------------------------------
Print Name: Kelley Goodrich                     ________________________________

/s/ Elke E. Watkins
----------------------------------
Print Name: Elke E. Watkins                  Its: ______________________________

                                             TENANT:

                                             SAFE AUTO INSURANCE COMPANY
                                             OR ITS AFFILIATES

/s/ Melinda S. Fry                           By /s/ Greg A. Sutton
----------------------------------              --------------------------------
Print Name: Melinda S. Fry                          Greg A. Sutton
                                             Its: CFO

/s/ Jeffrey S. Meyer
----------------------------------
Print Name: Jeffrey S. Meyer                 Its: CFO

                                             ATTEST:

                                             By /s/ April Miller
                                                --------------------------------
                                             Its: Corp Secretary

STATE OF SOUTH CAROLINA
COUNTY OF Richland

                  Be it remembered, that on this 3rd day of December , 2003, before me, a Notary Public, in aforesaid county and state, personally appeared the above named Robert F. Anderson, as the Trustee for the Insurall Casualty Group, Inc., who acknowledged the signing of the foregoing as her/his free act and deed on behalf of the Trustee for Insurall Casualty Group, Inc.

                  IN WITNESS WHEREOF, I have hereunto signed my name and caused my official seal to be affixed hereto on the day and year first above written.

                                             /s/ Elke E. Watkins
                                             -----------------------------------
                                             Notary Public, S.C.
                                             Exp. 12-18-05

STATE OF OHIO
COUNTY OF FRANKLIN

                  Be it remembered, that on this 19th day of November , 2003, before me, a Notary Public, in aforesaid county and state, personally appeared the above named Greg Sutton , the CFO of Safe Auto Insurance Company and acknowledged the signing of the foregoing as her/his free act and deed on behalf of the corporation.

                  IN WITNESS WHEREOF, I have hereunto signed my name and caused my official seal to be affixed hereto on the day and year first above written.

                                             /s/ Dalaina L. Borders
                                             -----------------------------------
                                             Notary Public

                  Delaina L. Borders
[SEAL]               Notary Public
              In and for the State of Ohio
                  My Commission Expires
                     April 23, 2008

This instrument prepared by: George L. Jenkins, Vorys, Sater, Seymour and Pease
                             LLP 52 East Gay Street, Columbus, Ohio 43215.

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF THE LAND

All that certain piece, parcel or lot of land situate, lying and being in the County of Williamsburg, State of South Carolina, being shown and delineated as containing 7.00 acres on that certain plat prepared for Insurall Casualty Group, Inc. by J.B. Ellis, Jr., R.L.S., dated November 2, 2000, recorded in Plat Book S-1024 at Page 8 A, and, according to said plat, having the following boundaries and measurements, to-wit: Commencing at an iron rod set on the northeastern side of the right of way of State Road S-45-430 one tenth of a mile from the northern intersection of State Road S-45-430 and S.C. Highway 261, said iron rod set being the TRUE POINT OF BEGINNING: Thence running along the northwestern right-of-way of State Road S-45-430 N 13 degrees 39' 57" W a distance of 500.00 feet to an iron rod set; thence turning and running along property of Elloree T. Smith N 66 degrees 39' 46" E a distance of 703.14 feet to an iron rod set; thence turning and running along property of Elloree T. Smith S 13 degrees 58' 55" E a distance of 375.41 feet to an iron rod set; thence turning and running along property of H. & S. Oil Company, Inc. and Roger and Dianne Smith S 56 degrees 30' 47" W a distance of 240.50 feet to a point; thence S 57 degrees 22' 03" W a distance of 495.89 feet to the point of beginning. All measurements a little more or less.

Split from Tax Map No. 45-466-012.

Derivation: This being the same property conveyed to Williamsburg County Development Corporation by deed of Elloree T. Smith dated February 28, 2001 and recorded in the Williamsburg County Clerk of Court's Office in Book A0477 at page 00023 and then to Insurall Casualty Group, Inc. by deed of Williamsburg County Development Corporation dated May 21, 2001 and recorded in the Williamsburg County Clerk of Court's Office in Book A0481 at page 00344.